CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions
"Financial Highlights," "Shareholder Services - Statements and Reports" and "General Information - Independent
Auditors" and to the use of our report dated January 7, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-70427 and 811-
03131) of the Alliance Technology Fund, Inc.



ERNST & YOUNG LLP

New York, New York
March 5, 2002


00250-200.AY0